Exhibit 99.1

NeuroOne® Reports Fiscal Fourth Quarter and Full Fiscal Year 2022 Financial Results

EDEN PRAIRIE, Minn., December 22, 2022 (PR Newswire) -- NeuroOne Medical Technologies Corporation (Nasdaq: NMTC; “NeuroOne” or the “Company”), a medical technology company focused on improving surgical care options and outcomes for patients suffering from neurological disorders, announces financial results for the fiscal fourth quarter and full fiscal year ended September 30, 2022.

Dave Rosa, CEO of NeuroOne, commented, “The Company made great progress in fiscal 2022 in a wide variety of areas including commercialization, development and capital raises, which will allow us to continue to execute our plan, with the intent to introduce meaningful advances in electrode technology for a variety of neurological applications.

“Our independent registered public accounting firm has completed its audit procedures and we have filed our Annual Report on Form 10-K for the fiscal year ended September 30, 2022. Following are our financial results.”

Fourth Quarter and Full Year Fiscal 2022 Financial Results

Product revenue was $69,000 in the fourth quarter of fiscal 2022 and $171,000 for the full fiscal year, compared to product revenue of $48,000 in the fourth quarter and $178,000 for the full year of fiscal 2021. Collaboration revenue was $1,942,000 in the fourth quarter of fiscal 2022 and $1,949,000 for the full fiscal year, compared to collaboration revenue of $5,000 in the fourth quarter and $65,000 for the full year of fiscal 2021. Collaboration revenue was derived from the Zimmer Development Agreement and represents the portion of the exclusivity and milestone fee payments eligible for revenue recognition during the respective periods.

Total operating expenses in the fourth quarter of fiscal 2022 were $3.3 million, compared with $2.6 million in the same period of the prior year. R&D expense in the fourth quarter of fiscal 2022 was $1.4 million compared with $1.0 million in the same period of fiscal 2021. SG&A expense in the fourth quarter of fiscal 2022 was $1.9 million compared with $1.6 million in the prior year period.

Total operating expenses for the full fiscal year 2022 were $11.9 million, compared with $10.2 million in the prior fiscal year. R&D expense for the full fiscal year 2022 was $4.9 million compared with $3.9 million in fiscal 2021. SG&A expense for the full fiscal year 2022 was $7.0 million compared with $6.2 million in the prior fiscal year.

Net loss was $1.4 million for the fourth quarter of fiscal 2022, compared to a net loss of $2.6 million in the prior year period. Net loss was $10.0 million for the full year fiscal 2022, compared to a net loss of $9.9 million in fiscal 2021.

As of September 30, 2022, the Company had cash, cash equivalents, and short-term investments of $11.1 million, compared to $6.9 million as of September 30, 2021. The Company had working capital of $9.1 million as of September 30, 2022, compared to working capital of $6.1 million as of September 30, 2021.

The Company had no debt outstanding at September 30, 2022.

About NeuroOne Medical Technologies Corporation

NeuroOne Medical Technologies Corporation is a developmental stage company committed to providing minimally invasive and hi-definition solutions for EEG recording, brain stimulation and ablation solutions for patients suffering from epilepsy, Parkinson’s disease, dystonia, essential tremors, chronic pain due to failed back surgeries and other related neurological disorders that may improve patient outcomes and reduce procedural costs. The Company may also pursue applications for other areas such as depression, mood disorders, pain, incontinence, high blood pressure, and artificial intelligence.  For more information, visit https://www.n1mtc.com .

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for statements of historical fact, any information contained in this presentation may be a forward–looking statement that reflects NeuroOne’s current views about future events and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In some cases, you can identify forward–looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “upcoming,” “target,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “target,” “seek,” “contemplate,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward–looking statements may include statements regarding the development of the timing and extent of product launch and commercialization of our technology, clinical and pre-clinical testing, business strategy, market size, potential growth opportunities, future operations, future efficiencies, and other financial and operating information. Although NeuroOne believes that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Our actual future results may be materially different from what we expect due to factors largely outside our control, including risks that the partnership with Zimmer Biomet may not facilitate the commercialization or market acceptance of our technology; risks that our sEEG electrodes may not be ready for commercialization in a timely manner or at all, whether due to supply chain disruptions or otherwise; risks that our technology will not perform as expected based on results of our pre-clinical and clinical trials; risks related to uncertainties associated with the Company’s capital requirements to achieve its business objectives and ability to raise additional funds; the risk that the COVID-19 pandemic will continue to adversely impact our business; the risk that we may not be able to secure or retain coverage or adequate reimbursement for our technology; uncertainties inherent in the development process of our technology; risks related to changes in regulatory requirements or decisions of regulatory authorities; that we may not have accurately estimated the size and growth potential of the markets for our technology; risks relate to clinical trial patient enrollment and the results of clinical trials; that we may be unable to protect our intellectual property rights; and other risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in our filings with the Securities and Exchange Commission. These forward–looking statements speak only as of the date of this press release and NeuroOne undertakes no obligation to revise or update any forward–looking statements for any reason, even if new information becomes available in the future.

“Caution: Federal law restricts this device to sale by or on the order of a physician”

Contact:

800-631-4030

ir@n1mtc.com

NeuroOne Medical Technologies Corporation

Balance Sheets (unaudited)

	As of September 30,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$8,160,329	$6,901,346
Short-term investments	2,981,010	—
Accounts receivable	33,237	48,336
Inventory	704,538	98,287
Prepaid and other assets	296,649	244,043
Total current assets	12,175,763	7,292,012
Intangible assets, net	111,892	134,207
Right-of-use asset	181,355	288,948
Property and equipment, net	353,599	223,329
Total assets	$12,822,609	$7,938,496

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$927,662	$528,829
Accrued expenses	715,839	644,249
Deferred revenue	1,455,188	8,622
Total current liabilities	3,098,689	1,181,700
Operating lease liability, long term	119,556	202,895
Total liabilities	3,218,245	1,384,595

Commitments and contingencies (Note 4)

Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized as of September 30, 2022 and 2021; no shares issued or outstanding as of September 30, 2022 and 2021.	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized as of September 30, 2022 and 2021; 16,216,540 and 12,010,019 shares issued and outstanding as of September 30, 2022 and 2021, respectively.	16,217	12,010
Additional paid–in capital	60,414,959	47,369,090
Accumulated deficit	(50,826,812)	(40,827,199)
Total stockholders’ equity	9,604,364	6,553,901
Total liabilities and stockholders’ equity	$12,822,609	$7,938,496

See accompanying notes to the financial statements

NeuroOne Medical Technologies Corporation

Statements of Operations (unaudited)

	Years ended September 30,
	2022	2021
Product revenue	$171,169	$178,146
Cost of product revenue	241,963	275,895
Product gross loss	(70,794)	(97,749)

Collaborations revenue	1,948,872	64,812

Operating expenses:
Selling, general and administrative	6,979,416	6,260,266
Research and development	4,929,427	3,925,008
Total operating expenses	11,908,843	10,185,274
Loss from operations	(10,030,765)	(10,218,211)
Interest expense	—	(3,053)
Net valuation change of instruments measured at fair value	—	1,974
Other income	31,152	271,122
Net loss	$(9,999,613)	$(9,948,168)

Net loss per share:
Basic and diluted	$(0.63)	$(0.93)

Number of shares used in per share calculations:
Basic and diluted	15,998,567	10,696,799

See accompanying notes to the financial statements

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